                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           InSite Vision Incorporated

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           InSite Vision Incorporated

    (NAME OF PERSON(s) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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                                     [LOGO]




                                   May 1, 2000

Dear Stockholder:

    You are cordially invited to attend the 2000 Annual Meeting of Stockholders of InSite Vision Incorporated (the "Company") to be held on Monday, June 12, 2000 at 10:00 a.m. local time at the Oakland Yacht Club, 1101 Pacific Marina, Alameda, California 94501. The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted upon.

    Please sign, date and return your proxy card no later than May 19, 2000, in the enclosed envelope, whether or not you plan to attend the meeting. If you attend the meeting, you may still vote in person if you so desire.

                                       Sincerely,

                                       /s/ S. Kumar Chandrasekaran
                                       -----------------------------------------
                                       S. Kumar Chandrasekaran, Ph.D.
                                       Chairman of the Board and Chief Executive
                                       Officer



                             YOUR VOTE IS IMPORTANT

    SO THAT YOUR COMMON STOCK WILL BE REPRESENTED AT THE ANNUAL MEETING IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. EXECUTION OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

                           INSITE VISION INCORPORATED

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 12, 2000

                                 ---------------

TO THE STOCKHOLDERS OF INSITE VISION INCORPORATED:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of InSite Vision Incorporated, a Delaware corporation (the "Company"), will be held on Monday, June 12, 2000, at 10:00 a.m. local time, at the Oakland Yacht Club, 1101 Pacific Marina, Alameda, California 94501, for the following purposes:

        1. To elect five directors to serve until the 2001 annual meeting or until their respective successors are elected and qualified.

        2. To approve an amendment to the Company's 1994 Employee Stock Purchase Plan to increase the total number of shares of the Company's Common Stock authorized for issuance under the 1994 Employee Stock Purchase Plan by an additional 85,000 shares.

        3. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of the Company's Common Stock authorized for issuance by an additional 30,000,000 shares, resulting in an aggregate of 60,000,000 shares of the Company's Common Stock authorized for issuance.

        4. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

        5. To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on April 17, 2000, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote will be available from the Secretary of the Company for 10 days before the Annual Meeting.

    All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted upon at the Annual Meeting and mark, date, sign and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy vote will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

                                     By Order of the Board of Directors,


                                     /s/ S. Kumar Chandrasekaran
                                     -----------------------------------------
                                     S. Kumar Chandrasekaran, Ph.D.
                                     Chairman of the Board and Chief Executive
                                     Officer
Alameda, California
May 1, 2000

                           INSITE VISION INCORPORATED
                               965 ATLANTIC AVENUE
                            ALAMEDA, CALIFORNIA 94501

                                 ---------------

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 12, 2000

                      GENERAL INFORMATION FOR STOCKHOLDERS

                                 ---------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of InSite Vision Incorporated, a Delaware corporation (the "Company"), with principal executive offices at 965 Atlantic Avenue, Alameda, California 94501, of proxies in the accompanying form to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at 10:00 a.m. local time on June 12, 2000, and any adjournment thereof.

    This Proxy Statement and the accompanying form of proxy are being mailed to all stockholders entitled to vote at the Annual Meeting on or about May 1, 2000.

RECORD DATE AND VOTING

    Stockholders of record on April 17, 2000 (the "Record Date") are entitled to notice of and, as described below, to vote at the Annual Meeting. As of the Record Date, 21,276,185 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), were issued and outstanding, held by approximately 192 stockholders of record or, as estimated by the Company's Board of Directors (the "Board of Directors" or the "Board"), approximately 7,000 beneficial stockholders. As of the Record Date, warrants for 70 shares of the Company's Series A Convertible Preferred Stock ("Series A Stock") were issued and outstanding, but no shares of Series A Stock are issued and outstanding and entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder as of the Record Date. If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder on the Proxy, such stockholder's shares will be voted accordingly. If no choice is specified, the shares will be voted IN FAVOR OF the approval of the proposals described in the Notice of Annual Meeting of Stockholders and in this Proxy Statement. Abstentions and broker non-votes (i.e., the submission of a Proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not, except in the case of Proposal Three in which broker non-votes will be treated as shares present at the Annual Meeting and will have the effect of a vote against the proposal.

    Any stockholder or stockholder representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Investor Relations in writing at 965 Atlantic Avenue, Alameda, California 94501 or by telephone at (510) 865-8800. To provide the Company sufficient time to arrange for reasonable assistance, please submit such requests by May 19, 2000.

                                    IMPORTANT

    PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD, AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED, POSTAGE-PREPAID, RETURN ENVELOPE SO THAT, IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

REVOCABILITY OF PROXIES

    Any person giving a proxy has the power to revoke it at any time prior to or at the Annual Meeting. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California 94501, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

SOLICITATION

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by directors, officers, employees or agents of the Company. The Company will not pay any compensation to directors, officers or employees of the Company for the solicitation and does not currently intend to retain a proxy solicitation agent, however the Company may do so if necessary. The Company does not presently intend to solicit proxies other than by mail.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                      PROPOSAL ONE -- ELECTION OF DIRECTORS

    The Bylaws of the Company provide that the Board of Directors shall be comprised of not less than five nor more than nine directors. The authorized number of directors is presently six. Five of the directors will stand for re-election at the Annual Meeting to serve until the Company's next annual meeting, until their successors shall have been duly elected and qualified, or until their earlier death, resignation or removal. Mr. John E. Lucas has indicated to the Company that he does not wish to be a nominee for re-election to the Board. He will not be replaced, and the Company has set the authorized number of directors at five, effective as of the Annual Meeting. The Board of Directors will vote all proxies received by them in favor of the five nominees listed below unless otherwise instructed in writing on such proxy. If, however, any of the nominees named in the accompanying proxy card are unable or unwilling to serve (which is not expected) at the time of the Annual Meeting, the proxies (except those marked to the contrary) will be voted for such other person(s) as the persons named in the accompanying proxy may recommend. The five candidates receiving the highest number of affirmative votes of the shares represented and voting at the Annual Meeting will be elected directors of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE 2001 ANNUAL MEETING, UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED OR UNTIL THEIR EARLIER DEATH, RESIGNATION OR REMOVAL.

    Set forth below is information regarding the nominees, including information furnished by them as to their principal occupation at present and for the last five years, certain other directorships held by them, the year in which each became a director of the Company, and their ages as of April 17, 2000:


          NOMINEES                           POSITION(s) WITH THE COMPANY     AGE   DIRECTOR SINCE
          --------                           ----------------------------     ---   --------------

          S. Kumar Chandrasekaran, Ph.D...   Chairman of the                  56      1989
                                             Board, President,
                                             Chief Executive
                                             Officer and Chief
                                             Financial Officer
          Mitchell H. Friedlaender, M.D...   Director                         54      1996
          John L. Mattana.................   Director                         70      1997
          Jon S. Saxe, Esq................   Director                         63      1999
          Anders P. Wiklund...............   Director                         60      1996


BUSINESS EXPERIENCE OF BOARD NOMINEES

    S. KUMAR CHANDRASEKARAN, PH.D., has been a Director of the Company since 1989. Dr. Chandrasekaran joined the Company in September 1987 as Vice President, Development. From 1988 to 1989, Dr. Chandrasekaran served as Vice President, Research and Development. From 1989 to 1993, Dr. Chandrasekaran served as President and Chief Operating Officer. Since August 1993, he has served as Chairman of the Board of Directors, President and Chief Executive Officer and from December 1995 to December 1997, and since January 1999, he served as Chief Financial Officer. Prior to joining the Company, Dr. Chandrasekaran was Vice President of Technical Affairs for Sola Barnes Hind (formerly Syntex Ophthalmics) from 1982 to 1987. From 1971 to 1982, he has served as a Principal Scientist and director at Alza Corporation. Dr. Chandrasekaran holds a Ph.D. in Chemical Engineering from the University of California at Berkeley.

    MITCHELL H. FRIEDLAENDER, M.D. has been a Director of the Company since May 1996. He has served as an ophthalmologist at Scripps Clinic and Research Foundation ("Scripps") since 1986 and currently serves as director of Cornea and Refractive Surgery in the Division of Ophthalmology. Prior to joining Scripps, Dr. Friedlaender served as a full-time faculty member at the University of California, San Francisco for 10 years. He is the founder of the Aspen Corneal Society and the Pacific Ophthalmic Forum, co-editor in chief of International Ophthalmology Clinics, a member of four scientific editorial boards, a member of the Sjogren's Syndrome Foundation Medical Advisory Board, and former president of the Ocular Microbiology and Immunology Group. He also serves as a consultant for several pharmaceutical companies and performs clinical studies on new ophthalmic drugs. Dr. Friedlaender holds an M.B.A. from the University of Phoenix and an M.D. from the University of Michigan.

    JOHN L. MATTANA has been a Director of the Company since September 1997. From 1992 to 1997, Mr. Mattana served as an Investment Vice President at New York Life Insurance Company, where he was a Director of Venture Capital Investments. Since October 1997 he has served as a Vice President at Ceptor Corporation. Mr. Mattana holds an M.B.A. from New York University.

    JON S. SAXE, ESQ. has been a Director of the Company since December 1999. Mr. Saxe was a Director of the Company from 1992 through 1997, when he resigned as a member of the Board of Directors and became Director Emeritus. Mr. Saxe is a member of the Executive Committee and a Director of Protein Design Labs, Inc. for which he served as President from January 1995 to May 1999. Mr. Saxe served as President of Saxe Associates, a biotechnology consulting firm, from May 1993 to December 1994, President, Chief Executive Officer and a Director of Synergen, Inc., from October 1989 to April 1993, and Vice President, Licensing & Corporate Development for Hoffmann-LaRoche from August 1984 through September 1989. Mr. Saxe serves on the board of directors of Questocor Pharmaceuticals, Inc., Incyte Genomics Inc., First Horizon Pharmaceutical Corporation, VistaGen Inc., and ID Biomedical Corporations, and is Chairman of Point Biomedical Corporation and Iconix Pharmaceuticals. Mr. Saxe holds a B.S. in Chemical Engineering from Carnegie-Mellon University, a J.D. from George Washington University School of Law, and an L.L.M. from New York University School of Law.

    ANDERS P. WIKLUND has been a Director of the Company since November 1996. Since January 1997 he has served as Principal at Wiklund International Inc., an advisory firm to the biotechnology and pharmaceutical industries, and since 1997 has served as Senior Vice President at Biacore Holding Inc., a life science technology company. He served as Vice President, Corporate Business Development of Pharmacia & Upjohn from January to December 1996, as Executive Vice President of Pharmacia U.S. Inc. from January to December 1995 and as President and Director of Pharmacia Development Corp. from 1993 to 1994. Mr. Wiklund served as Chief Executive Officer, President and Director of KABI Pharmacia Inc. from 1990 to 1993. Mr. Wiklund serves on the board of directors of Ribozyme Pharmaceuticals Inc., Trega Biosciences Inc., Vascular Therapeutics and Medivir AB. Mr. Wiklund holds a Master of Pharmacy from the Pharmaceutical Institute, Stockholm, Sweden.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 1999, the Board of Directors held 9 meetings. The Board of Directors has an Audit Committee, a Stock Plan and Compensation Committee and a Nominating Committee.

    The Audit Committee currently consists of Anders P. Wiklund and John L. Mattana. The Audit Committee held two meetings during the 1999 fiscal year. The Audit Committee monitors the effectiveness of the internal and external audit controls, oversees the Company's financial and accounting organization and financial reporting, and selects a firm of certified public accountants whose duty it is to audit the books and accounts of the Company for the fiscal year for which they are appointed.

    The Stock Plan and Compensation Committee (the "Compensation Committee") currently consists of John L. Mattana and Anders P. Wiklund. The Compensation Committee held three meetings during the 1999 fiscal year. The Compensation Committee determines and reviews the compensation to be paid to the Company's officers and directors and administers the Company's 1994 Stock Option Plan (the "1994 Plan") and the 1994 Employee Stock Purchase Plan (the "ESPP").

    The Nominating Committee consists of one director, S. Kumar Chandrasekaran, Ph.D. The Nominating Committee held no meetings during the 1999 fiscal year. The Nominating Committee, on behalf of the Board of Directors, makes nominations for election to the Company's Board of Directors. The Nominating Committee will consider nominations recommended by stockholders. Such nominations by stockholders must be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary or Assistant Secretary of the Company, and received by the Secretary or Assistant Secretary not less than 120 days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than 100 days' notice of the meeting is given to stockholders, such nomination must be mailed or delivered to the Secretary or Assistant Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such notice shall set forth as to each proposed nominee who is not an incumbent director (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee and by the nominating stockholder, and (iv) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations regulated by Regulation 14A of the Securities Exchange Act of 1934, as amended.

    During the 1999 fiscal year each individual currently serving as a director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the Committees of the Board of Directors on which he served; except for Mitchell Friedlaender who attended 100% of the regularly scheduled meetings and 40% of the special telephonic meetings.

COMPENSATION OF DIRECTORS

    Each non-employee Board member who is not otherwise affiliated with a substantial investor in the Company is eligible to receive $1,000 for each Board meeting and $250 for each committee meeting attended in person, plus reimbursement of expenses for attending such meetings.

    Under the Automatic Option Grant Program in effect under the 1994 Plan, each individual who first joins the Board as a non-employee Board member will receive, at the time of his or her initial election or appointment to the Board, an option grant to purchase 10,000 shares of Common Stock at an exercise price per share equal to the fair market value per share of Common Stock on the grant date. Each such option will have a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee's cessation of Board service, and will become exercisable for all of the option shares upon the optionee's completion of one year of Board service measured from the grant date. However, the option will immediately become exercisable for all the option shares upon certain changes in control of the Company.

    Continuing non-employee Board members will each receive an automatic option grant for 10,000 shares of Common Stock on the date of the first Board meeting in December each year. The option will have an exercise price per share equal to the fair market value per share of Common stock on the grant date and will have a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee's cessation of Board service. The option will become exercisable for all the option shares upon the optionee's completion of one year of Board service measured from the grant date. However, the option will immediately vest and become exercisable upon certain changes in control of the Company.

    Accordingly, on the date of the December 6, 1999 meeting of the Board, each continuing non-employee Board member received an automatic option grant to purchase 10,000 shares of Common Stock at an exercise price of $2.438 per share, the fair market value per share of Common Stock on such grant date.

    On December 13, 1996, the Company entered into a consulting agreement with John E. Lucas, a non-employee Board member, pursuant to which Mr. Lucas serves as a special advisor and consultant to the Company in the fields of public relations, mergers and acquisitions and other special assignments. In exchange for such consulting services, the Company pays Mr. Lucas a consulting fee in the amount of $1,000 per month.

    On November 1, 1996, the Company entered into a consulting agreement with Anders P. Wiklund, a non-employee Board member, pursuant to which Mr. Wiklund serves as an advisor and consultant in the field of business development. In exchange for such consulting services, the Company pays Mr. Wiklund a consulting fee in the amount of $5,000 per month.

    On December 1, 1997, the Company entered into a deferred compensation consulting agreement with John L. Mattana, a non-employee Board Member, pursuant to which Mr. Mattana serves as an advisor and consultant in the field of investor relations. In exchange for such consulting services, the Company accrues $2,500 per month, payable to Mr. Mattana in January 2002.

            PROPOSAL TWO -- AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

INTRODUCTION

    The stockholders are being asked to approve an amendment to increase the number of shares issuable under the 1994 Employee Stock Purchase Plan (the "Purchase Plan") by an additional 85,000 shares to a total of 218,333 shares. The amendment was adopted by the Board of Directors on March 13, 2000, subject to stockholder approval at the Annual Meeting.

    The terms and provisions of the Purchase Plan as modified by the recent amendment are summarized below. This summary, however, does not purport to be a complete description of the Purchase Plan. Copies of the actual plan document may be obtained by any stockholder upon written request to the Secretary of the Company at the corporate offices in Alameda, California.

ADMINISTRATION

    The Purchase Plan is administered by the Compensation Committee of the Board. As plan administrator, the Compensation Committee has complete authority to adopt rules and procedures for the administration of the Purchase Plan and to resolve any disputes concerning the interpretation of the plan provisions. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants.

SECURITIES SUBJECT TO THE PURCHASE PLAN

    The Common Stock issuable under the Purchase Plan may be drawn from shares newly issued by the Company or from shares reacquired by the Company, including shares purchased on the open market. The maximum number of shares which may be issued over the term of the Purchase Plan may not exceed 218,333 shares, assuming shareholder approval of this Proposal Two.

    To prevent dilution or enlargement of participant rights under the Purchase Plan, appropriate adjustments will be made to (i) the class and maximum number of securities issuable over the term of the Purchase Plan, (ii) the class and maximum number of securities purchasable per participant on any purchase date and (iii) the class and number of shares purchasable and the price per share payable under each outstanding purchase right, in the event that any change is made to the Company's outstanding Common Stock (whether by reason of any stock dividend, stock split, combination of shares, recapitalization, or other similar change in corporate structure effected without the Company's receipt of consideration).

ELIGIBILITY AND PARTICIPATION

    Any individual who is customarily employed by the Company or a participating corporate affiliate for more than twenty (20) hours per week for more than five
(5) months per calendar year will be eligible to participate in the Purchase Plan on the start date of any offering period beginning on or after his or her completion of six months of employment.

    Participating corporate affiliates include any parent or subsidiary corporations of the Company, whether now existing or hereafter organized, which elect, with the approval of the Compensation Committee, to extend the benefits of the Purchase Plan to their eligible employees. Currently, there are no corporate affiliates participating in the Purchase Plan.

    As of April 1, 2000, 114,980 shares of Common Stock have been issued under the Purchase Plan, and approximately 29 employees (including two executive officers of the Company) were eligible to participate under the Purchase Plan. Each of the executive officers named in the Summary Compensation Table below has the right to purchase shares of Common Stock on each of the purchase dates during the offering period that began on January 3, 2000 and will end on December 29, 2001 at a purchase price that will not exceed $2.444 per share.

OFFERING PERIODS

    The Purchase Plan will be implemented in a series of successive or overlapping offering periods, each to be of such duration (not to exceed twenty-four (24) months per offering period) as determined by the Compensation Committee prior to the commencement date of the offering period. Offering periods will begin, at the Compensation Committee's discretion, on the first business day of January and July each year and will generally have a duration of twenty-four (24) months. Accordingly, up to two separate offering periods may commence in each calendar year during which the Purchase Plan remains in existence. However, the Compensation Committee has the discretion to vary the beginning date and ending date of an offering period prior to its commencement, provided the offering period does not last longer than twenty-four (24) months.

    The participant will be granted a separate purchase right for each offering period in which he or she participates. The grant will be made on the first day of the offering period and will be automatically exercised at semi-annual intervals during that offering period, on the last business day of June and December each year. For the offering period that began on January 3, 2000 and is expected to continue through December 29, 2001, the purchase dates on which the outstanding purchase rights are to be exercised will occur on June 30, 2000, December 29, 2000, June 29, 2001 and December 29, 2001.

    An employee may participate in only one offering period at a time. Accordingly, an employee who wishes to join a new offering period must withdraw from the current offering period in which he or she is participating. However, if the fair market value of the Common Stock on any purchase date is lower than such fair market value on the start date of that offering period, then all participants in that offering period will be automatically withdrawn from such offering period and re-enrolled in the immediately following offering period.

PURCHASE PRICE

    The purchase price per share of the Common Stock issuable under the Purchase Plan will be equal to the lesser of (i) eighty-five percent (85%) of the fair market value per share of Common Stock on the start date of the offering period or (ii) eighty-five percent (85%) of the fair market value per share of Common Stock on the date on which the purchase right is exercised. The fair market value of the Common Stock on any relevant date will be the closing selling price per share on such date as reported on the American Stock Exchange. The fair market value of the Common Stock on January 3, 2000 was $2.875 per share.

PURCHASE RIGHTS; STOCK PURCHASES

    Each participant may, through authorized payroll deductions, apply from one percent (1%) to ten percent (10%) of his or her cash earnings during the relevant offering period to the purchase of Common Stock under the Purchase Plan. Cash earnings for this purpose include base salary, bonuses, overtime and other incentive-type payments.

    On the last day of the purchase period (generally, the last business day of June and December each year), the payroll deductions of each participant will be automatically applied to the purchase of whole shares of Common Stock at the purchase price in effect for such purchase date.

SPECIAL LIMITATIONS

    The Purchase Plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following limitations:

        (i) Purchase rights may not be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

        (ii) No purchase right granted to a participant may permit such individual to purchase Common Stock at a rate greater than $25,000 worth of such Common Stock (valued at the time such purchase right is granted) for each calendar year the purchase right remains outstanding at any time.

        (iii) The maximum number of shares purchasable by the participant on any purchase date may not exceed 6,666 shares.

TERMINATION OF PURCHASE RIGHTS

    The purchase right of a participant will terminate upon (i) the participant's cessation of employment for any reason or (ii) the participant's election to withdraw from the Purchase Plan. The participant may elect to have his or her payroll deductions for the period in which his or her purchase right terminates either refunded immediately or applied to the purchase of Common Stock on the next purchase date.

    In addition, the Company has specifically reserved the right, exercisable in the sole discretion of the Compensation Committee, to terminate the Purchase Plan immediately following the purchase date occurring after such action is authorized. If such right is exercised by the Company, then the Purchase Plan will terminate in its entirety and no further purchase rights will be granted or exercised thereunder.

STOCKHOLDER RIGHTS

    No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

ASSIGNABILITY

    No purchase rights will be assignable or transferable by the participant, except by will or by the laws of descent and distribution. The purchase rights, during the lifetime of the participant, will be exercisable only by the participant.

ACQUISITION

    Should the Company be acquired by merger or asset sale during an offering period, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be equal to eighty-five (85%) of the lower of (i) the fair market value per share of Common Stock on the start date of that offering period or (ii) the fair market value per share of Common Stock immediately prior to such acquisition. The limitation on the maximum number of shares purchasable per participant on any one purchase date will continue to apply to the share purchases effected in connection with such acquisition.

AMENDMENT AND TERMINATION

    The Purchase Plan will terminate upon the earlier of (i) December 31, 2003 or (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights. However, the Board may from time to time alter, amend, suspend or discontinue the provisions of the Purchase Plan.

    The Board may not, without stockholder approval, (i) increase the number of shares issuable under the Purchase Plan, except in connection with certain changes in the Company's capital structure, (ii) alter the purchase price formula so as to reduce the purchase price, or (iii) modify the requirements for eligibility to participate in the Purchase Plan.

PLAN BENEFITS

    The table below shows, as to the Company's current executive officers and the indicated groups, the number of shares purchased under the Purchase Plan for the period from the April 1, 1994 start date of the initial offering period to the most recent semi-annual purchase date on December 31, 1999.


-------------------------------------------------------------------------------------------------
                                   PURCHASE PLAN TRANSACTIONS
=================================================================================================
NAME                                                               NUMBER OF PURCHASED SHARES
-------------------------------------------------------------------------------------------------
S. Kumar Chandrasekaran, Ph.D.                                               16,257
-------------------------------------------------------------------------------------------------
Lyle M. Bowman, Ph.D.                                                          0
-------------------------------------------------------------------------------------------------
All current executive officers as a group (2 persons)                        16,257
-------------------------------------------------------------------------------------------------
All employees, including current officers, as a group (58                   114,980
persons)
=================================================================================================


NEW PLAN BENEFITS

    No purchase rights have been granted, and no shares have been issued, on the basis of the 85,000-share increase which is the subject of this Proposal Two.

FEDERAL TAX CONSEQUENCES

    The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, in connection with the grant or the exercise of an outstanding purchase right.

    Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

    If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the offering period in which such shares were acquired or within one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

    If the participant sells or disposes of the purchased shares more than two
(2) years after the start date of the offering period in which such shares were acquired and more than one (1) one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of the offering period, and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

    If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

ACCOUNTING TREATMENT

    Under current accounting rules, the issuance of Common Stock under the Purchase Plan will not result in a direct charge to the Company's reported earnings. However, the Company must disclose, in footnotes and pro-forma statements to the Company's financial statements, the impact the purchase rights granted under the Purchase Plan would have upon the Company's reported earnings were the fair value of those purchase rights treated as compensation expense.

STOCKHOLDER APPROVAL

    The affirmative vote of a majority of the Company's voting stock present or represented and entitled to vote at the Meeting is required for approval of the 85,000-share increase to the Purchase Plan. Should such stockholder approval not be obtained, then the 85,000-share increase will not be implemented, and any purchase rights granted on the basis of that increase will immediately terminate. No additional purchase rights will be granted on the basis of such share increase, and the Purchase Plan will terminate once the existing share reserve has been issued.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE PURCHASE PLAN.


       PROPOSAL THREE -- AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

    The present capital structure of the Company authorizes 30,000,000 shares of Common Stock. The Board of Directors believes this capital structure is inadequate for the present and future needs of the Company. Therefore, the Board has unanimously approved the amendment of the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance by Article IV to 60,000,000 shares. The Board believes this capital structure more appropriately reflects the present and future needs of the Company and recommends such amendment to the Company's stockholders for adoption. On December 31, 1999, 20,298,923 shares of Common Stock were outstanding, 2,541,300 shares were reserved for issuance under the 1994 Plan (of which 2,176,819 shares were reserved for issuance upon exercise of outstanding options), 938,787 shares were reserved for issuance upon conversion of outstanding warrants to acquire Series A Stock and 317,308 shares were reserved for issuance upon exercise of outstanding warrants to acquire Common Stock.

PURPOSE OF AUTHORIZING ADDITIONAL COMMON STOCK

    The additional 30,000,000 shares of Common Stock would provide the Board of Directors with the express authority, without further action of the stockholders, to issue such Common Stock from time to time as the Board deems necessary. The Board believes it is necessary to have the ability to issue such additional Common Stock for general corporate purposes. Potential uses of additional authorized shares may include partnering transactions, joint ventures, third-party collaborative relationships, licensing transactions, acquisition transactions, equity or convertible debt financings, stock dividends, splits or distributions, issuance of Common Stock upon exercise of options pursuant to the Company's 1994 Plan and issuances of Common Stock pursuant to the Company's Purchase Plan without further action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange on which the Company's securities may then be listed.

    The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares would dilute the earnings per share and book value per share of all outstanding shares of Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected. The Common Stock carries no preemptive rights to purchase additional shares. The adoption of the amendment will not of itself cause any change in the capital accounts of the Company.

    The proposed amendment of the Company's Restated Certificate of Incorporation was approved by the directors of the Company on March 13, 2000.

STOCKHOLDER APPROVAL

    The affirmative vote of a majority of the outstanding voting shares of the Company is required for approval of the amendment of the Company's Restated Certificate of Incorporation authorizing 30,000,000 additional shares of Common Stock for a total of 60,000,000 authorized shares.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AUTHORIZING 30,000,000 ADDITIONAL SHARES OF COMMON STOCK FOR A TOTAL OF 60,000,000 AUTHORIZED SHARES.



            PROPOSAL FOUR -- RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed the firm of Ernst & Young LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2000, and is asking the stockholders to ratify this appointment.

    In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of the holders of a majority of the Company's voting shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young LLP.

    Ernst & Young LLP has audited the Company's financial statements annually since 1986. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board is responsible for establishing the cash and equity compensation of the Company's Chief Executive Officer, President and Chief Financial Officer, Dr. Chandrasekaran, and the Company's other executive officers. All decisions by the Compensation Committee with respect to cash compensation are reviewed by the full Board of Directors. However, the Compensation Committee has the sole and exclusive authority to administer the Company's 1994 Stock Option Plan (the "1994 Plan") and to make option grants to the Company's executive officers under the 1994 Plan. The Compensation Committee has furnished the following report with respect to the 1999 compensation of Dr. Chandrasekaran and the Company's other executive officers.

  Compensation Policy

    The Compensation Committee's principal goals in making its executive compensation recommendations are (i) to ensure that there exists an appropriate relationship between executive pay and both the operating performance of the Company and stockholder value, particularly, but not exclusively, as reflected in the price of the Company's Common Stock, and (ii) to attract, motivate and retain key executives in the face of competition within the biopharmaceutical industry for qualified personnel. To achieve these objectives, the Compensation Committee's executive compensation policies generally integrate annual base salaries and other guaranteed payments for Dr. Chandrasekaran and the Company's other executive officers with variable incentive bonuses and stock options primarily based upon corporate and individual performance. In addition to linking executive compensation directly to stockholder value, the Compensation Committee believes that stock options, through staged vesting provisions, perform an important role in motivating and retaining key executives. Performance is measured primarily by comparison with specific objectives.

  Base Salary

    The base salary levels for the executive officers were established for the 1999 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies with which the Company competes for executive talent, and internal comparability considerations. The Compensation Committee, however, did not rely upon any specific compensation surveys for comparative compensation purposes. Instead, the Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. The Compensation Committee estimates that the base salary levels in effect for the Company's executive officers were at the median of the salary levels in effect for similar positions at those competitor companies. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above.

  Performance Measures

    Due to the current stage of the Company's development, the Compensation Committee believes that corporate performance is not appropriately measured in terms of traditional financial performance criteria such as profitability and earnings per share. Rather, the Compensation Committee believes that corporate performance is appropriately measured by analyzing the degree to which the Company has achieved certain goals established by the Compensation Committee and approved by the Board. Accordingly, annual incentive compensation is awarded on the basis of these non-traditional factors.

    The incentive compensation paid to the executive officers for the 1999 fiscal year was based primarily upon the Company's attainment of performance milestones tied to clinical and regulatory developments and the pursuit and formation of third-party collaborative relationships with respect to the Company's technology. The bonuses awarded to the executive officers on the basis of the Company's achievement of those milestones are reflected in the Summary Compensation Table which appears later in this Proxy Statement.

  Stock Option Grants

    Stock option grants under the 1994 Plan are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Each option generally becomes exercisable in installments over a period of years, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

    The number of shares subject to each option grant will be set at a level intended to create a meaningful opportunity for stock ownership based on the officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term, and the individual's personal performance in recent periods. The Compensation Committee will also take into account the executive officer's existing holdings of Common Stock and the number of vested and unvested options held by that individual in order to maintain an appropriate level of equity incentive. However, the Compensation Committee does not intend to adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

  CEO Compensation

    In setting the total compensation payable to Dr. Chandrasekaran, the Company's Chief Executive Officer, for the 1999 fiscal year, the Compensation Committee sought to make such compensation competitive with that provided by other companies with which the Company competes for executive talent.

    The base salary paid to Dr. Chandrasekaran for the 1999 fiscal year was not based to any significant extent on Company performance. Instead, it is the Committee's intent to have this component of his compensation remain stable from year to year. For the 1999 fiscal year, the Committee estimates that Dr. Chandrasekaran's base salary was at the level of base salaries paid to the chief executive officers of other companies with which the Company competes for executive talent. The incentive portion of Dr. Chandrasekaran's cash compensation for the 1999 fiscal year was based solely on the Company's attainment of performance milestones. Those milestones were tied to clinical and regulatory developments and the pursuit and formation of third-party collaborative relationships with respect to the Company's technology and were the same milestones used to measure the incentive compensation payable to the other executive officers for the 1999 fiscal year.

    The stock option granted to Dr. Chandrasekaran for the 1999 fiscal year reflected the Committee's continuing policy to maintain his option holdings at a level competitive with that of other chief executive officers in the industry and to subject a portion of his compensation each year to the market performance of the Company's common stock. Accordingly, the stock option grant will be of no value to Dr. Chandrasekaran unless he continues in the Company's employ and the market price of the Company's common stock appreciates over his period of continued employment.

Compliance with Internal Revenue Code Section 162(m)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance-based compensation to be paid to the Company's executive officers for the 1999 fiscal year did not exceed the $1 million limit per officer, but the option grants made under the 1994 Stock Option Plan will not qualify as performance-based compensation, because the Compensation Committee is not, by reason of the consulting arrangements in effect between the committee members and the Company, comprised of disinterested individuals for purposes of Internal Revenue Code Section 162(m). However, it is not expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal 2000, including any non-performance based compensation attributable to option exercises, will exceed the $1 million limit per named executive officer. Because it is very unlikely that the compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                                   John L. Mattana
                                                   Anders P. Wiklund

PERFORMANCE GRAPH

    The following graph compares the monthly percentage change in (i) the cumulative total stockholder return on the Company's Common Stock from October 18, 1993, the date of the Company's initial public offering, through December 31, 1999 with (ii) the cumulative total return on (a) The American Stock Exchange (U.S. Index), (b) the Nasdaq Biotech Index and (c) the Nasdaq (U.S. Index). The comparison assumes (i) an investment of $100 on January 1, 1995 in each of the foregoing indices and (ii) reinvestment of dividends, if any. In June, 1998, the Company listed its common stock on the American Stock Exchange and delisted from the Nasdaq national markets. Accordingly, the Company has added the American Stock Exchange (U.S. index) to its performance graph in order to enable a comparison to equity securities trading on the same exchange as the Company.

      THE STOCK PRICE PERFORMANCE SHOWN ON THE GRAPH BELOW REPRESENTS HISTORICAL PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.


          Date             ISV            IXBT          NASDAQ            AMEX
        01/31/95             100            100            100                100
        02/28/95           88.89         103.69         105.25             103.25
        03/31/95           72.22         101.95         108.38             104.69
        04/28/95           66.67         105.66         111.79             107.22
        05/31/95           61.11         106.10         114.68             110.25
        06/30/95           69.44         119.15         123.97             112.86
        07/31/95             100         129.96         133.07             118.74
        08/31/95           88.89         146.22         135.78             121.81
        09/29/95          104.17         150.44         138.90             124.29
        10/31/95           79.17         145.27         138.10             119.52
        11/30/95           48.61         152.84         141.34             123.04
        12/29/95           79.17         179.66         140.59             125.31
        01/31/96          136.11         193.50         141.30             125.42
        02/29/96          152.78         187.44         146.68             127.49
        03/29/96          122.22         179.55         147.18             128.66
        04/30/96          136.11         187.09         159.37             133.13
        05/31/96          152.78         194.21         166.68             137.55
        06/28/96          127.78         173.98         159.17             129.89
        07/31/96          105.56         157.66            145             119.78
        08/30/96           97.22         167.71         153.13             123.29
        09/30/96           97.22         180.86         164.84             126.66
        10/31/96           91.67         175.36         163.01             124.14
        11/29/96           98.61         173.37         173.13             129.26
        12/31/96          133.33         179.07         172.98             127.31
        01/31/97          111.11         195.29         185.26             130.27
        02/28/97           97.22         200.50         175.01             132.66
        03/31/97           95.83         173.62         163.60             126.16
        04/30/97          101.39         164.97         168.69             122.44
        05/30/97          136.11         189.29          187.8             134.75
        06/30/97          122.22         182.56         193.57             139.42
        07/31/97          113.89         188.65         213.97             145.34
        08/29/97             100         183.56         213.66             146.99
        09/30/97          102.78         201.95         226.33             158.85
        10/31/97           86.11         189.78         214.54             153.32
        11/28/97           77.78         185.03         215.67             153.18



        12/31/97           72.22         178.95         211.96             159.22
        01/31/98           52.78         178.33         218.66             156.43
       2/27/1998           78.47         185.93         239.23             166.07
        03/31/98              75         199.83         248.06             175.88
        04/30/98           72.91         195.33         252.24             178.03
        05/29/98           77.09         188.51         238.23             170.39
        06/30/98              75         187.27         254.87             174.88
        07/31/98              75         192.95         251.89             172.37
        08/31/98           43.06         150.54         202.10             138.29
        09/30/98           43.06         188.03         230.16             148.76
        10/30/98           51.39         203.73         240.10             155.81
        11/30/98           31.94         210.80         264.38             161.41
        12/31/98           27.78         258.12         298.67             170.89
         1/30/99           34.72         284.58         342.11             178.45
         2/26/99              25         267.92         311.44             174.58
         3/31/99           23.61         294.18         334.10             174.51
         4/30/99           19.44         268.38         343.49             189.86
         5/29/99           27.78         285.24         335.58             192.76
         6/30/99           43.06         299.46         365.54             197.12
         7/31/99           47.22         338.16         360.22             193.83
         8/31/99           45.83         370.98         374.49             188.24
         9/30/99              50         347.97         373.88             191.11
        10/30/99           41.67         353.88         401.05             191.36
        11/30/99           56.94         399.67         443.84             204.14
        12/31/99           61.11         520.59         539.59             218.32



    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee, since the 1999 Annual Meeting, consisted of John
L. Mattana and Anders P. Wiklund. No member of the Compensation Committee was at any time during the 1999 fiscal year, or at any other time, an officer or employee of the Company.

    During the 1999 fiscal year, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

    On May 30, 1995, the Company amended the 1994 Plan to implement a special change in control feature designed to protect the economic benefit of the outstanding options in the event the Company were to be acquired. As a result of this special feature, should any optionee's service be involuntarily terminated within twelve (12) months following a Corporate Transaction in which his or her options are assumed by the successor corporation and do not otherwise accelerate at that time, then those options will accelerate and become fully exercisable for all of the option shares as fully-vested shares of Common Stock upon such involuntary termination. A "Corporate Transaction" under the 1994 Plan is defined as a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held those securities immediately prior to such transaction, or the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation of the Company. "Involuntary Termination" is defined under the 1994 Plan as the optionee's involuntary dismissal or discharge by the Company for reasons other than misconduct, or the optionee's voluntary resignation following
(a) a change in his or her position with the Company which materially reduces his or her responsibilities or (b) a reduction in his or her level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) by more than 15% or (c) a relocation of the optionee's place of employment by more than 50 miles, and such change, reduction or relocation is effected by the Company without the optionee's consent.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth the compensation earned by the Company's Chief Executive Officer, and each of the Company's other executive officers whose salary and bonus for fiscal year 1999 was in excess of $100,000, for services rendered in all capacities to the Company for the 1999, 1998 and 1997 fiscal years (the "Named Executive Officers"). No executive officer who would have otherwise been included in such table on the basis of salary and bonus earned for the 1999 fiscal year resigned or terminated employment during that fiscal year.

                           SUMMARY COMPENSATION TABLE


                                                                                                          LONG-TERM
                                                                                                        COMPENSATION
                                                                    ANNUAL COMPENSATION                    AWARDS
                                                                    -------------------                   SECURITIES       ALL
                                                                                         OTHER ANNUAL     UNDERLYING      OTHER
NAME AND PRINCIPAL POSITION(1)                    YEAR      SALARY($)  BONUS($)(2)      COMPENSATION($)   OPTIONS/(#)  COMPENSATION
------------------------------                    ----      ---------  -----------      ---------------   -----------  ------------
S. Kumar Chandrasekaran, Ph.D. .............      1999      320,012       68,098           2,478(3)           --           --
  Chairman of the Board, President                1998      302,000       10,000           3,150(3)           --           --
  and Chief Executive Officer                     1997      302,000           --           3,150(3)           --           --
Lyle M. Bowman, Ph.D. ......................      1999      169,000       10,000           1,227(3)           --           --
  Vice President, Development                     1998      164,000           --             967(3)           --           --
  and Operations                                  1997      164,000           --             967(3)                        --


----------

(1) Principal Position determined as of December 31, 1999.

(2) The amounts shown under the Bonus column include cash bonuses earned for the indicated fiscal years.

(3) Represents amounts paid for excess life insurance coverage.



OPTION GRANTS



   The following table contains information concerning the grant of stock options under the Plan to the Named Executive Officers during the 1999 fiscal year. No stock appreciation rights were granted to the Named Executive Officers during the 1999 fiscal year, except for the limited stock appreciation rights described in footnote (2) below which form part of each option grant made to them.

                            OPTION/SAR GRANTS IN LAST FISCAL YEAR



                                          INDIVIDUAL GRANTS
                                          -----------------                                          POTENTIAL REALIZABLE
                                                                                                        VALUE AT ASSUMED
                                          NUMBER OF        % OF TOTAL                                ANNUAL RATES OF STOCK
                                          SECURITIES         OPTIONS                                 PRICE APPRECIATION FOR
                                          UNDERLYING        GRANTED TO    EXERCISE                        OPTION TERM(1)
                                         OPTIONS/SARS      EMPLOYEES IN     PRICE      EXPIRATION         --------------
        NAME                              GRANTED(#)       FISCAL YEAR    ($/SHARE)       DATE           5%          10%
        ----                              ----------       -----------    ---------       ----           --          ---

S. Kumar Chandrasekaran, Ph.D. .....     250,000(2)            52%          $1.13        2/22/09      $176,877     $448,240
Lyle M. Bowman, Ph.D. ..............      25,000(2)             5%          $1.13        2/22/09      $ 17,688     $ 44,824

--------------

(1) Potential realizable value is based on assumption that the market price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the 10-year option term. There can be no assurance that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level.

(2) The option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company. The option will become exercisable for 50% of the option shares upon the optionee's completion of one year of service measured from the February 23, 1999 grant date and for the balance in equal daily installments over the next year of service. However, the option will become immediately exercisable for all the option shares upon an acquisition of the Company by merger or asset sale, unless the option is assumed by the successor entity. The option, to the extent so assumed, will subsequently vest in full should the optionee's employment be terminated (whether involuntarily or through a resignation following a material change in the optionee's duties and responsibilities, level of compensation or principal place of employment) within twelve (12) months following the acquisition in which that option does not otherwise vest on an accelerated basis. The option includes a limited stock appreciation right which will result in the cancellation of that option, to the extent exercisable for vested shares, upon the successful completion of a hostile tender offer for securities possessing more than 50% of the combined voting power of the Company's outstanding voting securities. In return for the cancelled option, the optionee will receive a cash distribution per cancelled option share equal to the excess of (i) the highest price paid per share of the Company's Common Stock in such hostile tender offer over (ii) the exercise price payable per share under the cancelled option. The exercise price may be paid in cash or in shares of Common Stock (valued at fair market value on the exercise date) or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state withholding taxes to which the optionee becomes subject in connection with such exercise.


OPTION EXERCISES AND HOLDINGS

    The following table sets forth information concerning the exercise of options during the 1999 fiscal year by the Company's Chief Executive Officer and each of the Company's Named Executive Officers and the unexercised options held by such individuals at the end of such fiscal year. No stock appreciation rights were exercised by such individuals during the 1999 fiscal year, and no outstanding stock appreciation rights were held by them at the end of such fiscal year, except for the special limited stock appreciation rights described in footnote (2) to the Option/SAR Grant table above.


                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES



                                                                           NUMBER OF              VALUE OF UNEXERCISED
                                                                     SECURITIES UNDERLYING            IN-THE-MONEY
                                                                    UNEXERCISED OPTIONS AT             OPTIONS AT
                                        NUMBER OF     AGGREGATE         DECEMBER 31, 1999         DECEMBER 31, 1999(1)
                                     SHARES ACQUIRED    VALUE           -----------------         --------------------
NAME                                   ON EXERCISE   REALIZED($)   EXERCISABLE  UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                                   -----------   -----------   -----------  -------------   -----------    -------------
S. Kumar Chandrasekaran, Ph.D......         --            --          528,453       493,213      $637,832        $406,250
Lyle M. Bowman ....................         --            --          109,854        66,311      $163,755        $ 40,625


(1) Calculated on the basis of the closing sale price per share of the Common Stock on the American Stock Exchange of $2.75 on December 31, 1999.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file with the United States Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

    Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 1999, its officers, directors and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of March 20, 2000, by (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) the Chief Executive Officer and each of the other executive officers of the Company named in the Summary Compensation Table,
(iii) each director and nominee for director at the Annual Meeting, and (iv) all current executive officers and directors as a group. Except as otherwise indicated, the Company believes that each of the beneficial owners of the Common Stock listed below has sole investment power with respect to such shares, subject to community property laws, where applicable.


                                                      BENEFICIALLY OWNED(1)(11)
                                                      -------------------------
NAME OF BENEFICIAL OWNER                          NUMBER OF SHARES  PERCENT OF CLASS
------------------------                          ----------------  ----------------
Pharmacia & Upjohn AB .........................      2,665,614          12.64%
  Lindhagensgata 133
  112 87 Stockholm, Sweden
New York Life Insurance Company (2) ...........      1,132,813           5.32
  51 Madison Avenue
  New York, NY 10010-1603
S. Kumar Chandrasekaran, Ph.D.(3) .............        802,889           3.68
Lyle M. Bowman, Ph.D.(4) ......................        143,052              *
Mitchell H. Friedlaender, M.D.(5) .............         45,000              *
John E. Lucas (6) .............................         83,000
John L. Mattana (7) ...........................         50,000              *
Jon S. Saxe (8) ...............................         20,812              *
Anders P. Wiklund (9) .........................         45,000              *
All current executive officers and
directors as a group (7 persons) (10) .........      1,189,753           5.39


 * Less than one percent of the outstanding Common Stock.

(1) Percentage of beneficial ownership is calculated assuming 21,083,877 shares of Common Stock were outstanding on March 20, 2000. This percentage also includes Common Stock of which such individual or entity has the right to acquire beneficial ownership as of March 20, 2000 or within 60 days after March 20, 2000, including but not limited to upon the exercise of options; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by General Rule 13d-3(1)(i) under the Exchange Act.

(2) Pursuant to a Schedule 13G dated February 12, 1997, filed with the Securities and Exchange Commission, New York Life Insurance Company reported that as of December 31, 1996 it had sole voting power and sole dispositive power of all 1,132,813 shares. No filing has been made subsequent to that date, so the Company assumes that the holdings of New York Life Insurance Company remained the same as of December 31, 1996.

(3) Includes 749,866 shares issuable upon the exercise of stock options exercisable on March 20, 2000 or within 60 days thereafter.

(4) Includes 118,719 shares issuable upon the exercise of stock options exercisable on March 20, 2000 or within 60 days thereafter.

(5) Includes 35,000 shares issuable upon the exercise of stock options exercisable on March 20, 2000 or within 60 days thereafter.

(6) Comprised of 25,000 shares issuable upon the exercise of stock options exercisable on March 20, 2000 or within 60 days thereafter.

(7) Includes 30,000 shares issuable upon the exercise of stock options exercisable on March 20, 2000 or within 60 days thereafter.

(8) Includes 14,812 shares issuable upon the exercise of stock options exercisable on March 20, 2000 or within 60 days thereafter.

(9) Comprised of 35,000 shares issuable upon the exercise of stock options exercisable on March 20, 2000 or within 60 days thereafter.

(10) Includes 1,008,397 shares issuable upon the exercise of stock options exercisable on March 20, 2000 or within 60 days thereafter.

(11) Information presented regarding beneficial ownership of the Company's Common Stock is as of March 20, 2000, the most recent practicable date for which data is reasonably available to the Company.


                          ANNUAL REPORT AND FORM 10-K

    A copy of the Annual Report of the Company for the fiscal year ended December 31, 1999 (the "Annual Report") and the Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "Form 10-K"), as filed with the Securities and Exchange Commission, have been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Neither the Annual Report nor the Form 10-K is incorporated into this Proxy Statement and neither is considered proxy soliciting material.

                                  OTHER MATTERS

    Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's annual meeting of stockholders in calendar year 2001 must be received by the Company no later than [January 1], 2000 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

    In addition, the proxy solicited by the Board of Directors for the annual meeting of stockholders in calendar year 2000 will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than December 29, 2000.

    The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                                             THE BOARD OF DIRECTORS

Dated: May 1, 2000

                        PROXY INSITE VISION INCORPORATED
                              965 ATLANTIC AVENUE,
                            ALAMEDA, CALIFORNIA 94501

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement and appoints S. Kumar Chandrasekaran, Ph.D. the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of InSite Vision Incorporated (the "Company") held of record by the undersigned on April 17, 2000, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held June 12, 2000, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

1. To elect the following directors to serve until the 2001 annual meeting of stockholders or until their respective successors are elected and qualified:


                                          FOR    WITHHOLD AUTHORITY TO VOTE
   S. Kumar Chandrasekaran, Ph.D.         [ ]    [ ]
                                          FOR    WITHHOLD AUTHORITY TO VOTE
   Mitchell H. Friedlaender, M.D.         [ ]    [ ]
                                          FOR    WITHHOLD AUTHORITY TO VOTE
   John L. Mattana                        [ ]    [ ]
                                          FOR    WITHHOLD AUTHORITY TO VOTE
   Jon S. Saxe                            [ ]    [ ]
                                          FOR    WITHHOLD AUTHORITY TO VOTE
   Anders P. Wiklund                      [ ]    [ ]


2. To approve an amendment to the Company's 1994 Employee Stock Purchase Plan to increase the total number of shares of the Company's Common Stock authorized for issuance under the 1994 Employee Stock Purchase Plan by an additional 85,000 shares.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of the Company's Common Stock authorized for issuance by an additional 30,000,000 shares, resulting in an aggregate of 60,000,000 shares of the Company's Common Stock authorized for issuance.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

4. To ratify the Board of Directors' selection of Ernst & Young LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 2000.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

    This Proxy, when properly executed, will be voted in the manner directed herein. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED AND FOR THE OTHER PROPOSALS IF NO SPECIFICATION IS MADE.

    Please sign exactly as your name(s) is (are) shown on the stock certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Dated: _____________________,2000

                                               ---------------------------------
                                               Signature


                                               ---------------------------------
                                               Signature if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.